Jiangsu Zhongneng -Changzhou Trina Solar Energy Co., Ltd. [Polysilicon Supply] Supplementary Agreement
Exhibit 4.23
Translation
SUPPLEMENTARY AGREEMENT II
TO
POLYSILICON SUPPLY CONTRACT
Party A’s Contract No.: SSC000119
Party B’s Contract No.: TCZ-A1130-0803-CGC-120-0
Party A: Jiangsu Zhongneng Polysilicon Technology Development Co., Ltd.
Party B: Changzhou Trina Solar Energy Co., Ltd.
Whereas, Party A and Party B signed a Polysilicon Supply Contract (Party A’s Contract No.: SSC000119) on March 29, 2008 and signed a Supplementary Agreement I to the Polysilicon Supply Contract (Party A’s Contract No.: SSC000119, “Supplementary Agreement I”) on August 19, 2008, and also signed the memoranda of understanding on December 8, 2008, January 21, 2009 and April 1, 2009 respectively (the foregoing Agreements and memoranda of understanding hereinafter collectively referred to as “Original Contract”). Both Parties, based on the effectiveness of the Original Contract without being amended herein, hereby enter into the following amendments regarding the price, quantity and advance payment stipulated in the Original Contract, through equal and voluntary negotiation:
1. The taxed unit price of polysilicon for the 4th quarter as listed in the table of “2009 Quarterly Polysilicon Supply Quantity and Price” stipulated in Exhibit [B-1] to the Supplementary Agreement I shall be changed to RMB [****]† /kg, and the taxed unit price of Polysilicon per kilogram in the years after 2010 as listed in “2010 to 2015 Annual Plan of Supply Quantity and Price of Polysilicon and Silicon Wafers (125x125mm)” shall be RMB [****]† in 2010, RMB [****]† in 2011, RMB [****]† in 2012, RMB [****]† in 2013, RMB [****]† in 2014 and RMB [****]† in 2015 (refer to Exhibit (B-1-1)). It is agreed that the change to the total contract price specified in the Original Contract due to price reduction shall be carried out by both Parties through purchase and supply of products within five years during year 2016 to 2020 after expiration of the Original Contract, and so the term of the Original Contract shall be extended to December 31, 2020. The specific unit price and quantity shall be otherwise agreed upon during the second half year of 2015 through negotiation, subject to the performances of contract before year 2015 and the market conditions at that time, without change to the total contract price.
2. The quantity of products to be supplied by Party A under the Original Contract will be not changed (refer to Exhibit B-1-1 hereto), and Party B may adjust the monthly quantity of products to be taken according to its own growth demand, provided that the actual monthly quantity of products being taken by Party B may not be less than 85% of the quantity agreed in the Original Contract, and the difference in the quantity of products purchased by Party B from the commencing date of this Agreement to the end of December 2013 shall be equally allocated to years 2014 and 2015. If such allocated quantity actually exceeds Party B’s production capacity and need, Party B can negotiate for the adjustment with Party A prior to December 2013 based on the production capacity report issued in 2013.

†
This portion of the Supplementary Agreement (II) to the Polysilicon Supply Contract has been omitted and filed separately with the Securities and Exchange Commission, pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

Jiangsu Zhongneng -Changzhou Trina Solar Energy Co., Ltd. [Polysilicon Supply] Supplementary Agreement
3. The schedule for the advance payment as mentioned in the “Supply Quantity, Price and Advance Payment of Products” of Exhibit [B-1] to the Supplementary Agreement I shall be otherwise negotiated by both Parties. Before an agreement is reached through negotiation, failure in the advance payment by Party B (including any failure since January 1, 2009) shall not be deemed as a default.
4. Party A hereby agrees that Party B may perform its obligation of purchasing the monocrystalline wafers under the Supplementary Agreement I by purchasing polysilicon or multicrystalline wafers before the end of December 2010. If Party B chooses to purchase the polysilicon, the price of polysilicon shall be determined according to Article 1 and Article 9 of this supplementary agreement, and the price of monocrystalline wafers and multicrystalline wafers shall be otherwise determined by both Parties through negotiation in December 2009. The price of wafers from year 2016 to year 2020 as listed in Exhibit (B-1-1) shall be subject further to the agreement to be entered into by both Parties in December 2009.
5. With respect to the advance payment of RMB [****]† (say Renminbi [****]† ) paid for the polysilicon under the Polysilicon Supply Agreement, both Parties hereby agree that such advance payment shall be deducted in equal installments during 75 months as from October 2009, with each average monthly installment of RMB [****]† (say Renminbi [****]† ), until the advance payment is fully deducted.
6. Both Parties hereby agree to amend the terms and schedule of payment under the Original Contract, i.e. with respect to the quantity and amount of polysilicon in each batch as stipulated in Exhibit (B-1-1) to this Supplementary Agreement, Party A shall provide Party B with the weekly delivery plans of the next month on or before the 24th day of each month (in case of a public holiday or weekend, it shall be the next business day) during the term of the contract. Within five (5) business days upon receipt of such plans, Party B shall issue an irrevocable 75-day L/C through a domestic bank to the satisfaction of Party A or otherwise make the goods payment in any form acceptable to Party A. If Party B fails to make payment on time, it shall pay the liquidated damages at 0.3% of the defaulted amount on a daily basis. If Party A delays the delivery of goods in any month without prior consent of Party B, Party A shall pay the liquidated damages at 0.3% of the amount of the goods involved in the delayed delivery on a daily basis.
7. Party B shall inspect the goods within ten business days upon receipt thereof and notify Party A of the inspection result. If Party B fails to do so within the aforesaid period, it shall be deemed that all the goods conform to the contract. If Party B finds during the inspection that any polysilicon supplied by Party A fail to meet the agreed quality standards, Party A shall at its own costs make confirmation and replace the goods within ten (10) business days upon receipt of the inspection result from Party B. If Party A disagrees with the inspection result given by Party B, both Parties shall submit a sample thereof to a statutory inspection institution for inspection in accordance with the inspection method defined in Article 8 hereof. If the goods meet the quality standard as found in the inspection, Party B shall accept such goods and pay the inspection cost; if the goods fail to meet the quality standard, Party A shall pay the inspection cost and the transportation cost incurred therefrom, and shall replace the goods within five business days upon receipt of the inspection result from the aforesaid inspection institution. If Party A fails to replace the goods within the period mentioned above, it shall pay the liquidated damages at 0.3‰ of the contract price in respect of the goods involved in the delayed replacement on a daily basis.

†
This portion of the Supplementary Agreement (II) to the Polysilicon Supply Contract has been omitted and filed separately with the Securities and Exchange Commission, pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

Jiangsu Zhongneng -Changzhou Trina Solar Energy Co., Ltd. [Polysilicon Supply] Supplementary Agreement
8. As from October 1, 2009, all products supplied by Party A must meet the quality standard of 3rd Grade Products as defined in the National Standard of the People’s Republic of China Regarding Solar Grade Polysilicon (Draft Submitted for Review and Approval) attached hereto; as from April 1, 2010, the products must meet the quality standard of 2nd Grade Products as defined in the National Standard of the People’s Republic of China Regarding Solar Grade Polysilicon (Draft Submitted for Review and Approval) attached hereto. As from October 2010, the products shall meet the quality standard of 1st Grade Products as defined in the National Standard of the People’s Republic of China Regarding Solar Grade Polysilicon (Draft Submitted for Review and Approval) attached hereto. It is agreed by both Parties that, as from September 1, 2009, ICP-MS may be adopted to inspect and test the density of donor impurity, acceptor impurity and basic metal impurity, and an unhindered communication system shall be established for the inspection.
9. If there is more than 15% decrease or more than 30% increase in the market price of the current quarter as compared to the price of the corresponding year or quarter as specified herein, both Parties may initiate the price adjustment process. In that case, both Parties shall determine the price applicable in the next month through negotiation on or before the 25th day of the month (refer to the month when more than 15% decrease or more than 30% increase in the market price occurs). If both Parties cannot reach an agreement, the price adjustment process shall be determined in accordance with the following rules:
(1) The average selling price (as indicated in the photocopy of invoices) of the products applied to Party A’s top three customers to which Party A sold more than [****]† of products at the spot market price within 30 days prior to the 25th day of the month, which is deemed as the market price by Party A;
(2) The average purchasing price (as indicated in the photocopy of invoices) of the products applied to the top three customers who purchased more than [****]† of products (which shall be carried forward to the quantity purchased in the next month) at the spot market price within 30 days prior to the 25th day of the month, which is deemed as the market price by Party B;
(3) Where both Parties cannot reach an agreement on the market price, the market price shall be the average price of given by both Parties in (1) and (2) hereof;
(4) The difference between the newly determined market price and the contract price shall be capped at 50% increase or decrease so adjusted;
(4) The adjusted price shall be applied to the next batch of polysilicon; and
(5) During the course of negotiation for price adjustment, both Parties must comply with the price stipulated in Exhibit B-1-1 attached to this agreement. Neither Party may postpone the performance of the this agreement by whatever excuse.
10. Party A hereby undertakes that it will supply about 25% bagged wash-free materials and 75% packing bags or cartons from October 2009; about 50% bagged wash-free materials as from January 2010; and about 100% bagged wash-free materials as from July 2010.

†
This portion of the Supplementary Agreement (II) to the Polysilicon Supply Contract has been omitted and filed separately with the Securities and Exchange Commission, pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

Jiangsu Zhongneng -Changzhou Trina Solar Energy Co., Ltd. [Polysilicon Supply] Supplementary Agreement
11. The recipient from Party A as designated in the Original Contract to receive the notices shall be changed to Qiu Ping (Director), and the Party B’s recipient to receive the notices shall be changed to Shi Fangning (Director). In order to enhance the efficiency and reduce the business cost, all notices and communications between both Parties may be sent by email. The email address designated by each Party is listed as below:
Party A: amyqiu@gclsolarengergy.com
Party B: fangning.shi@trinasolar.com
12. It is restated by both Parties that only the contents mentioned above are amended by both Parties herein and other provisions of the Original Contract without being expressly amended shall remain full binding force upon both Parties and each Party shall have the rights and obligations and assume the liabilities for breach of contract under the Original Contract. This Supplementary Agreement and all exhibits hereto shall be implemented as from October 1, 2009.
13. It is acknowledged by both Parties that this Supplementary Agreement is a document to record the amendments to the Original Contract. Prior to the expiration of the period for supply of the products under the Original Contract, both Parties shall strictly perform their obligations and undertake their liabilities respectively in accordance with the Original Contract and this Supplementary Agreement. If either Party fails to perform or to fully perform its obligations under the Original Contract or this Supplementary Agreement, unless it is caused by force majeure, the Party shall continue to perform such obligations. If either Party breaches the Original Contract or this Supplementary Agreement, the other Party may lodge a claim against the breaching Party in accordance with the Original Contract or this Supplementary Agreement. Any parts of the Original Contract without being amended hereby shall be performed in accordance with the Original Contract.
14. Validity and interpretation of this Agreement and all exhibits attached hereto shall be governed by the laws of the People’s Republic of China. Any dispute in connection with the interpretation or performance of this Agreement or any exhibits attached hereto shall be settled through friendly negotiation between both Parties. In case no agreement can be reached, the dispute shall be submitted to Shanghai Arbitration Commission for arbitration in accordance with its arbitration rules. The award rendered thereby shall be final and binding upon both Parties. The arbitration costs shall be borne by the losing party.
15. In case of any inconsistence between this Agreement and the Original Contract, this Agreement shall prevail.
16. This Agreement is made and executed in six counterparts, with each party holding three and each being of equal authenticity.
17. Any issue absent hereof may be settled in a supplementary agreement duly signed by both Parties.

Party A:	Jiangsu Zhongneng Polysilicon Technology Development Co., Ltd. [Sealed]	Party B:	Changzhou Trina Solar Energy Co., Ltd. [Sealed]

Authorized Representative: /s/		Authorized Representative: /s/
Date: August 24, 2009		Date: August 24, 2009

Jiangsu Zhongneng -Changzhou Trina Solar Energy Co., Ltd. [Polysilicon Supply] Supplementary Agreement
Exhibit B-1-1
Original Contract*

Year	2009		2010		2011		2012		2013		2014		2015		Total

Polysilicon (Ton)	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†
Unit Price of Polysilicon (RMB 10,000/Ton)	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†
Amount (RMB 10,000)	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†

Quantity of Monocrystalline Wafers (10,000 Pieces)			[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†
Unit Price of Monocrystalline Wafers (RMB/Piece)			[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†
Amount (RMB 10,000)			[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†

Original Contract Price (RMB 10,000)															3,039,764
Original Contract*: Party A and Party B signed a Polysilicon Supply Contract (Party A’s Contract No.: SSC000119) on March 29, 2008 and signed a Supplementary Agreement I to the Polysilicon Supply Contract (Party A’s Contract No.: SSC000119, hereinafter referred to as “Supplementary Agreement I”) on August 19, 2008, and also signed the memoranda of understandings on December 8, 2008, January 21, 2009 and April 1, 2009 (the foregoing Agreements and memoranda of understandings hereinafter collectively referred to as “Original Contract”).
Amended by This Supplementary Agreement II

Difference
to Original
Contract
Year	2009-4Q		2010		2011		2012		2013		2014		2015		Total		Price

Polysilicon (Ton)	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†
Unit Price of Polysilicon (RMB 10,000/Ton)	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†
Amount (RMB 10,000)	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†

Quantity of Monocrystalline Wafers (10,000 Pieces)			[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†
Unit Price of Monocrystalline Wafers (RMB/Piece)			[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†
Amount (RMB 10,000)			[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†

Amended Contract Price (RMB 10,000)															1,944,430		1,095,334
Price Difference between the Amendment in the Supplementary Agreement II and the Original Contract:

Polysilicon:	RMB [****]†
Wafers	RMB [****]†
Total Price Difference:	RMB 10,953.34 million

†
This portion of the Supplementary Agreement (II) to the Polysilicon Supply Contract has been omitted and filed separately with the Securities and Exchange Commission, pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

Jiangsu Zhongneng -Changzhou Trina Solar Energy Co., Ltd. [Polysilicon Supply] Supplementary Agreement
Supplementary Supply Plan for the Period from Year 2016 to Year 2020 as Amended by the Supplementary Agreement II

Year	2016		2017		2018		2019		2020		Total

Polysilicon (Ton)	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†
Unit Price of Polysilicon (RMB 10,000/Ton)	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†
Amount (RMB 10,000)	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†

Quantity of Monocrystalline Wafers (10,000 Pieces)	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†
Unit Price of Monocrystalline Wafers (RMB/Piece)	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†
Amount (RMB 10,000)	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†

Amended Contract Price (RMB 10,000)											1,095,333		(0)

Jiangsu Zhongneng -Changzhou Trina Solar Energy Co., Ltd. [Polysilicon Supply] Supplementary Agreement
GB/T xxxx-xxxx
———————————— Represents Solar Grade Polysilicon
4. Specifications
4.1 Grade
The grade and relevant specification of solar grade polysilicon shall conform to the indices listed in Table 1 below.
Table 1

Graded Indices for Solar Grade Polysilicon (1)
Item (1)	Grade 1	Grade 2	Grade 3
Base Phosphor Resistivity (Ω·cm)	> 100	> 40	> 20
Base Boron Resistivity (Ω·cm)	> 500	> 200	> 100
Minority Carrier Lifetime (μs)	> 100	> 50	> 30
Oxygen Density (atoms/cm3)	< 1.0×10[17]	< 1.0×10[17]	< 1.5×10[17]
Carbon Density (atoms/cm3)	< 2.5×10[16]	< 4.0×10[16]	< 4.5×10[16]

Graded Indices for Solar Grade Polysilicon (2)
Item (2)	Grade 1	Grade 2	Grade 3
Donor Impurity Density (ppba)	< 1.5	< 3.76	< 7.74
Acceptor Impurity Density (ppba)	< 0.5	< 1.3	< 2.7
Oxygen Density (atoms/cm3)	< 1.0×10[17]	< 1.0×10[17]	< 1.5×10[17]
Carbon Density (atoms/cm3)	< 2.5×10[16]	< 4.0×10[16]	< 4.5×10[16]
Basic Metal Impurity(ppmw)	Fe, Cr, Ni, Cu, Zn, TMI (total metal impurities): < 0.05	Fe, Cr, Ni, Cu, Zn, TMI (total metal impurities): < 0.1	Fe, Cr, Ni, Cu, Zn, TMI (total metal impurities): < 0.2

Note:	1.	Inspection of basic metal impurities may be carried out by the secondary ion mass spectrum, plasma mass spectrum or neutron-activation analysis, which shall be chosen by both parties through negotiation.

	2.	Products in Grade 3 are mainly used for production of multicrystalline ingots.

	3.	Products of each grade shall meet all requirements in the specific grade. If any index in the specific grade cannot be met, the products shall be degraded to the lower one.
4.2 Scope of Size
4.2.1 The broken polysilicon lump shall have random shape and size, and its linear dimension shall be no less than 3mm and no more than 200mm.
4.2.3 The distribution scope of sizes for polysilicon lumps shall be:
a) 3 ~ 25mm, accounting for a maximum of 15% of total weight;
b) 25 ~ 100mm, account for 15%~35% of total weight;
c) 100 ~ 200mm, accounting for a minimum of 65% of total weight.

Jiangsu Zhongneng -Changzhou Trina Solar Energy Co., Ltd. [Polysilicon Supply] Supplementary Agreement
4.2.4 The granularity of granular silicon shall be 1~3mm.
4.2.5 The diameter and length of rod-shaped polysilicon shall be determined by the buyer and supplier through negotiation.
4.3 Structure and Surface Quality
4.3.1 The structure of fractured surface of lumpy and rod-shaped polysilicon shall be fine and close.
4.3.2 Wash-free or surface-washed polysilicon shall meet the requirements for direct use. The appearance of all polysilicons shall be free from color spot, discoloration, visible pollutant and oxidized surface.
4.3.3 No oxidized interlayer is allowed in polysilicons.
5. Inspection Methods
5.1 Inspection of conduction type on polysilicon shall be carried out in accordance with GB/T 1550.
5.2 Measurement of resistivity of polysilicon shall be carried out in accordance with GB/T 1552.
5.3 Measurement of minority carrier lifetime shall be carried out in accordance with GB/T 1553 or SEMI MF1535.
5.4 Measurement of oxygen density in polysilicon shall be carried out in accordance with GB/T 1557.
5.5 Measurement of carbon density in polysilicon shall be carried out in accordance with GB/T 1558.
5.6 Inspection of fractured interlayer in polysilicon shall be carried out in accordance with GB/T 4061.
5.7 Measurement of III-V group impurities in polysilicon shall be carried out in accordance with SEMI MF1389.
5.8 Measurement of III-V group impurities in monosilicon shall be carried out in accordance with SEMI MF1630.
5.9 The sizes of rod-shaped polysilicon shall be measured by a vernier caliper; the distribution scope of sizes of lumpy polysilicon and granulose polysilicon shall be tested by a sift, or any other method determined by both Parties through negotiation.
5.10 The surface quality of polysilicon shall be examined by naked eye.
6. Inspection Rules
6.1 Inspection and Acceptance
6.1.1 Products shall be inspected by the quality assurance department of the supplier to ensure that the quality of products conforms to this Standard, and a quality conformity certificate shall be completed for that purpose.

Jiangsu Zhongneng -Changzhou Trina Solar Energy Co., Ltd. [Polysilicon Supply] Supplementary Agreement
6.1.2 The buyer may inspect the products received. If the result of inspection does not conform to this Standard, the buyer shall give a notice to the supplier within three months upon receipt of the products. Such issue shall be settled by both parties through negotiation.
6.2 Grouping Batch
Products shall be submitted to inspection in batches, and each batch shall have the same brand, be produced under the similar processes and conditions and composed of the polysilicons with the traceable production conditions.
6.3 Items in Inspection
Each batch of products shall be subject to the inspections of base phosphor resistivity or donor impurity density, base boron resistivity or acceptor impurity density, minority carrier lifetime, oxygen density, carbon density, structure, surface quality and dimension; and the measurement of basic metal impurity shall be subject to the agreement of the buyer and supplier.
6.4 Samples collection and production by the supplier shall be carried out in accordance with GB/T 4059, GB/T 4060 and GB/T 4061, or otherwise determined by the buyer and supplier through negotiation.
6.5 Determination of Inspection Result
6.5.1 The grade of polysilicon shall be determined as per the base phosphor resistivity or donor impurity density, base boron resistivity or acceptor impurity density, minority carrier lifetime, oxygen density and carbon density, while basic metal impurity is only a discretionary item for reference, which shall be determined by the buyer and supplier through negotiation.